Dear Skillz Stockholder, Skillz Annual Shareholder Letter June 2023 First, I’d like to thank you for your engagement and support. Last year was a challenging but incredibly productive and formative time for Skillz. We made major changes to the way we work as a Company, returning to our product-led mindset focused on engaging and delighting our players, developers,   and partners.  We codified four key pillars which guide every decision on our path to profitable growth. Our pillars are straightforward and achievable – most importantly, we’ve made demonstrable progress against each of them. While we’ve shared updates each quarter relating to our pillars, I’d like to highlight a few of the positive outcomes from last year and the first portion of this year which exemplify our renewed focus. We are well on our way to reaching a six month payback period, aligned with our first pillar focused on enhancing our platform to improve customer and developer engagement and retention. We’ve added consumer-facing features designed to reduce player friction and increase average revenue per paying user (ARPPU). Likewise, we’ve bolstered our support mechanisms for our developers to better enable them to utilize our software developer kit (SDK) and shorten their iteration time. The enhancements we’ve made over the last several quarters for both our developers and consumers have resulted in a significant improvement in our payback period.  Our second pillar, upleveling our organization, is focused on reshaping the organization to fuel growth and innovation. We brought our team back into the office to harness the power of in-person collaboration. We added a President and Chief Financial Officer, a Chief Technology Officer, a General Counsel, and four new Board members – all of whom bring extensive operational experience within a public company environment. We also made difficult but necessary decisions to reduce the size of the organization by approximately two-thirds to right-size   the team.

This brings us to our fourth pillar, demonstrating a clear path to profitability. Our progress is the result of a reinvented finance organization that is analyzing every dollar of spend while keenly focused on a return to top-line growth. Fourth quarter 2022 non-GAAP EBITDA improved by 53% year over year, demonstrating our commitment to achieving positive EBITDA on a run-rate basis by the end of 2024.  We believe we are on the path to returning Skillz to profitable growth – but it will take some time. Rest assured, we are well aware that the road ahead is a difficult one. The progress we’ve made on our four pillars, coupled with our significant cash position and low capex needs, has us cautiously optimistic about our ability to deliver meaningful value to our shareholders.  As we continue on our path towards sustained, profitable growth, we are grateful to all of our constituencies – our players, developers, employees and stockholders. We look forward to updating you on our progress throughout 2023.    Andrew Paradise  CEO Of Skillz With a streamlined team back in the office, we’ve introduced a renewed energy and discipline across the entire Skillz organization. This is positively impacting every facet of our platform including content, customer and developer support, UI, and go-to-market.  As we thought about our third pillar,   improving our go-to-market, over the course of 2022 and into 2023, we focused on driving higher efficiency from our marketing investments. We reduced spend on low-return engagement marketing programs, with a goal to lower engagement marketing as a percentage of revenue – and, to this end, we reduced engagement marketing spend in 2022 by 51%. We drove more efficient marketing by optimizing user acquisition (UA) spend across networks, driving higher organic traffic, and migrating a proportion of UA to Aarki, which we acquired in 2021. These changes resulted in a 66% reduction in UA spend in 2022. Most notably, we rolled out a new developer revenue share model last month, giving our developers an incredible opportunity to increase their revenue share by driving more traffic to the Skillz platform.